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                                                                  Exhibit 21.1
                                                                  ------------




                              E COM VENTURES, INC.
                         SUBSIDIARIES OF THE REGISTRANT




   NAME OF SUBSIDIARY                                  STATE OF INCORPORATION
   ------------------                                  ----------------------

   Perfumania, Inc.                                          Florida

   Magnifique Parfumes and Cosmetics, Inc.                   Florida

   Perfumania Puerto Rico, Inc.                              Puerto Rico

   Ten Kesef II, Inc.                                        Florida

   perfumania.com, inc.                                      Florida

   Perfumania International Franchising, Inc.                Florida



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